UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (441) 292-1510

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 14, 2024, Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parker Drilling Company, a Delaware corporation (“Parker” and, together with its Subsidiaries, the “Parker Group”), Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”), and Värde Partners, Inc., a Delaware corporation, solely in its capacity as the representative of the stockholders of Parker (such stockholders, the “Stockholders”, and such representative, the “Stockholder Representative”), providing for the merger (the “Merger”) of Merger Sub with and into Parker, with Parker surviving the Merger as a wholly owned subsidiary of Nabors (the “Surviving Entity”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock of Parker, par value $0.01 per share (the “Parker Common Stock”) outstanding immediately prior to the Effective Time (other than such shares of Parker Common Stock constituting Dissenting Shares) shall be converted into the right to receive (without interest) a pro rata share of the merger consideration (the “Merger Consideration” and such pro rata share, the “Per Share Merger Consideration”), which shall be calculated as follows:

•	if the volume weighted average price of one Nabors common share, par value $0.05 per share (the “Nabors Common Shares”) on the New York Stock Exchange (the “NYSE”) for the 15 trading days ended on the fifth day prior to the closing date of the Merger (the “Closing Date” and such price, the “Closing Price”) is (i) less than or equal to $99.62 (the “Upper Collar Price”) and (ii) greater than or equal to $42.70 (the “Lower Collar Price”), then the Merger Consideration will consist of 4,800,000 Nabors Common Shares;

•	if the Closing Price is greater than the Upper Collar Price, the Merger Consideration will consist of the number of Nabors Common Shares equal to $478,176,000 divided by the Closing Price; and

•	if the Closing Price is less than the Lower Collar Price, the Merger Consideration will equal 4,800,000 Nabors Common Shares plus an amount of cash which will equal (i) $204,960,000 minus (ii) (A) 4,800,000 multiplied by (B) the Closing Price (the “Cash Payment”).

The board of directors of Nabors (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated by it, including the Merger, and resolved to recommend that the holders of Nabors Common Shares approve the issuance of Nabors Common Shares in connection with the Merger. The board of directors of Parker has unanimous approved the Merger Agreement and the transactions contemplated by it, including the Merger, and resolved to recommend that the holders of Parker Common Stock approve the adoption of the Merger Agreement.

The consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including: (i) the receipt of the required approvals of Nabors shareholders and Parker stockholders; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain consents or clearances under the antitrust or foreign direct investment laws of certain foreign jurisdictions; (iii) the approval for listing on the NYSE of the Nabors Common Shares to be issued in accordance with the Merger Agreement; (iv) the absence of any law or order preventing consummation of the Merger; (v) the effectiveness of the Registration Statement on Form S-4 to be filed by Nabors with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger, and the absence of any stop order issued by the SEC or related proceeding commenced or threatened in writing by the SEC, in each case suspending the effectiveness of the Form S-4; (vi) the final determination of the net debt of Parker at June 30, 2024; and (vii) the number of shares of Parker Common Stock that have properly exercised appraisal rights under Delaware law in respect of such shares not representing 10% or more of the issued and outstanding shares of Parker Common Stock.

The obligation of each party to consummate the Merger is also subject to other customary closing conditions, including, among others, subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and the performance in all material respects by the other party of its covenants under the Merger Agreement. Nabors and Merger Sub’s obligation to consummate the Merger is also subject to certain restrictive covenant agreements remaining in full force and effect in accordance with the terms thereof and the delivery by the Parker Group to Nabors of certain consents in respect of certain letters of credit of the Parker Group.

The Merger Agreement contains certain termination rights for Nabors, on the one hand, and Parker, on the other hand, including that, subject to certain limitation, Nabors or Parker may terminate the Merger Agreement if the Merger has not been consummated by May 29, 2025, or in the event of a final and non-appealable order prohibiting the Merger. Upon termination of the Merger Agreement by Nabors under specified circumstances, including if the requisite Parker stockholder approval is not obtained, Parker will be required to pay Nabors a termination fee of $10,000,000. The Merger Agreement also provides that a reverse termination fee of $10,000,000 will be payable by Nabors to Parker if the Merger Agreement is terminated by Parker under specified circumstances, including a breach by Nabors of its representations and warranties or Nabors’ failure to perform certain covenants under the Merger Agreement.

Each of Nabors, Merger Sub and the Parker Group has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including, among others, covenants on the parts of Parker and Nabors, respectively, regarding the operation of their respective businesses prior to the closing of the Merger (the “Closing”). The Merger Agreement also provides that Parker, on the one hand, or Nabors and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied.

The Merger Agreement also provides that, at the Closing, the Supporting Stockholders (as defined below) and Nabors will enter into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Nabors Common Shares the Supporting Stockholders own at the Closing. The Registration Rights Agreement will, among other things, provide certain registration rights and piggyback registration rights to such shareholders, subject to underwriter-advised maximums on the number of Nabors Common Shares offered in any single underwritten offering and issuer suspensions of sales under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nabors or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific date therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Nabors’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Nabors filed or will file with the SEC.

Voting and Support Agreement

Simultaneously with the execution of the Merger Agreement, certain stockholders of Parker (collectively, the “Supporting Stockholders”) entered into a voting and support agreement with Nabors (the “Voting and Support Agreement”), pursuant to which the Supporting Stockholders have agreed to, among other things, vote their shares of Parker Common Stock in favor of the Merger Agreement and the Merger and against any competing proposal to acquire Parker or any other matter or action that could be reasonably expected to materially impede or interfere with the consummation of the transactions contemplated by the Merger Agreement.

The Voting and Support Agreement will terminate upon the earlier to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the date on which any amendment to the Merger Agreement is effected that (A) reduces the Merger Consideration to be received by a Supporting Stockholder at Closing, (B) changes the form of the Merger Consideration or (C) changes the roles, rights, authorities or obligations of the Stockholder Representative or (iv) termination of the Voting and Support Agreement by mutual written consent of the parties thereto.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Voting and Lock-Up Agreements

Simultaneously with the execution of the Merger Agreement, the Supporting Stockholders entered into separate voting and lock-up agreements with Nabors (the “Voting and Lock-Up Agreements”), each to become effective at the Closing.

Pursuant to the Voting and Lock-Up Agreements, each Supporting Stockholder, subject to certain exceptions, agreed, among other things, to vote (i) in favor of any proposal presented to the holders of Nabors Common Shares with a recommendation by the Board to vote in favor of such proposal and in favor of any Board candidate nominated by the Board; (ii) against any proposal presented to the holders of Nabors Common Shares that the Board recommends voting against; (iii) against any Board candidate not nominated or recommended by the Board; and (iv) in favor of any proposal presented to the holders of Nabors Common Shares with respect to any action of Nabors, which the Board has approved, but as to which the Board has not made any recommendation. Additionally, the Supporting Stockholders appointed Nabors and any designee of Nabors as the Supporting Stockholders’ proxies and attorneys-in-fact to vote or act by written consent with respect to the Nabors Common Shares issued to the Supporting Stockholders at the Closing (the “Acquisition Shares”) and any other Nabors Common Shares owned by the Supporting Stockholders during the Term (as defined below).

Each Supporting Stockholder also agreed not to (i) sell, pledge, or otherwise dispose of the Acquisition Shares held by them; (ii) enter into any swap, hedge, or other arrangement that transfers to another any of the economic consequences of ownership of Acquisition Shares, or otherwise engage in any short sales or other arrangements with respect to the Acquisition Shares; or (iii) publicly disclose the intention to effect any such transaction until the earlier of (A) the 90th day following the Closing and (B) the date on which Nabors has released any other former stockholders of Parker from any similar lock-up provisions under any other agreement regarding any Nabors Common Shares (the “Lock-Up Period”). In addition to the general transfer restriction, each Supporting Stockholder also agreed, subject to certain exceptions, not to transfer any Acquisition Shares to any person who would, following the consummation of such transfer, beneficially own more than 5% of the outstanding Nabors Common Shares or to certain competitors of Nabors. Subject to these restrictions, during the Lock-Up Period, the Supporting Stockholders may transfer of up to 40% of their Acquisition Shares. During the Lock-Up Period, the Supporting Stockholders may also transfer Acquisition Shares pursuant to any bona fide third-party tender offer, merger, consolidation, or other similar transaction that is made to all holders of Nabors Common Shares.

Each Supporting Stockholder has also agreed to refrain from taking certain actions with respect to Nabors during the Term, including, among others, to not (i) seek, propose, support or endorse any merger, sale, consolidation, acquisition of control, tender or exchange offer, change in structure of the Board, change in capital structure or other similar transactions; (ii) make or participate in the solicitation of consents or other actions with respect to calling special meetings of the Board; (iii) submit any stockholder proposal or any nominate any candidate for election to the Board; (iv) take any action by written consent other than as requested by the Board; (v) form or join in any group for the purpose of holding Nabors securities; or (vi) assist or encourage any person in connection with any of the foregoing actions.

The Voting and Lock-Up Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement or (ii) following the Closing, (A) on the 180th consecutive day that the applicable Supporting Stockholder no longer, directly or indirectly, beneficially owns any Nabors Common Shares and (B) the third anniversary of the Closing Date (the period from the Closing Date until the earliest such occurrence, the “Term”).

The foregoing description of the Voting and Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, copies of which are filed as Exhibit 2.3 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 15, 2024, Nabors issued a press release announcing execution of the Merger Agreement. A copy of that press release is included in this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Nabors’ investor presentation containing additional information regarding the Merger is included in this Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 14 2024, by and among Nabors Industries Ltd., Nabors SubA Corporation, Parker Drilling Company and Värde Partners, Inc., solely in its capacity as the Stockholder Representative*
2.2	Voting and Support Agreement, dated as of October 14, 2024, by and among the Supporting Stockholders and Nabors
2.3	Form of Voting and Lock-Up Agreement, dated as of October 14, 2024, by and among certain Supporting Stockholders and Nabors
2.4	Form of Voting and Lock-Up Agreement, dated as of October 14, 2024, by and among certain Supporting Stockholders and Nabors
2.5	Form of Voting and Lock-Up Agreement, dated as of October 14, 2024, by and among certain Supporting Stockholders and Nabors
2.6	Form of Voting and Lock-Up Agreement, dated as of October 14, 2024, by and among certain Supporting Stockholders and Nabors
99.1	Press Release, dated October 15, 2024
99.2	Investor Presentation, dated October 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Nabors agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934. Words such as “expects,” “believes,” “may,” “should,” “will,” “intends,” “projects,” “plans,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the SEC. Risks and uncertainties related to the proposed transaction include, but are not limited to: the failure of Nabors’ shareholders or Parker’s shareholders to approve the proposed transaction; the risk that the conditions to the closing of the proposed transaction are not satisfied; the risk that regulatory approvals required for the proposed transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties as to the timing of the proposed transaction; competitive responses to the proposed transaction; costs and difficulties related to the integration of Parker’s businesses and operations with Nabors’ business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation relating to the proposed transaction; the inability to attract, retain or motivate key personnel; changes in the market value of Nabors common shares as a result of the announcement of the proposed transaction; any changes in general economic and/or industry specific conditions; and other risks and uncertainties described in the Nabors’ periodic reports on Forms 10-K and 10-Q that Nabors files with the SEC. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this Form 8-K reflect management’s estimates and beliefs as of the date of this Form 8-K. Nabors does not undertake to update these forward-looking statements except as may be required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

In connection with the proposed transaction Nabors will file with the SEC a Registration Statement on Form S-4 to register the shares of Nabors capital stock to be issued in connection with the proposed transaction. The Registration Statement will include a joint proxy statement/prospectus of Nabors and Parker. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of Nabors and Parker seeking their approval of the proposed transaction and other related matters.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARKER, NABORS AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC by Nabors or Parker free of charge at the SEC’s website, www.sec.gov, or from Nabors at its website, www.nabors.com, or from Parker at its website, www.parkerwellbore.com.

Participants in the Solicitation

Nabors and certain of its directors, executive officers and other employees, and Parker and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies for security holder approvals to be obtained for the proposed transaction. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. Information regarding Nabors’ directors and executive officers is available in its proxy statement filed with the SEC on April 25, 2024 in connection with its 2024 annual meeting of shareholders (the “Annual Meeting Proxy Statement”) under “Proposal 1—Election of Directors— Director Nominees,” “Proposal 1—Election of Directors—Other Executive Officers,” “Compensation Discussion and Analysis” and “Share Ownership of Directors and Executive Officers.” To the extent holdings of securities by potential Nabors participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on Nabors’ Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above. Information regarding Parker’s directors and executive officers is available on Parker’s website as indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: October 15, 2024	By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary